As filed with the Securities and Exchange Commission on November 26, 2008
Registration Nos. 333-

333- -01 333- -02

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

M&T CAPITAL TRUST V
M&T BANK CORPORATION	M&T CAPITAL TRUST VI
(Exact name of registrant as specified in its charter)	(Exact name of each registrant as specified in its certificate of trust)

NEW YORK	DELAWARE
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization of each registrant)

13-7379186
16-0968385	13-7379187
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

c/o M&T BANK CORPORATION
ONE M&T PLAZA BUFFALO, NEW YORK 14203 (716) 842-5445	ONE M&T PLAZA BUFFALO, NEW YORK 14203 (716) 842-5445
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

MARK W. YONKMAN, ESQ.
SENIOR VICE PRESIDENT AND GENERAL COUNSEL
M&T BANK CORPORATION
ONE M&T PLAZA
BUFFALO, NEW YORK 14203
(716) 842-5445
(Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)

Copy to:
JOHN J. ZAK, ESQ.
HODGSON RUSS LLP
THE GUARANTY BUILDING
140 PEARL STREET, SUITE 100
BUFFALO, NEW YORK 14202-4040
(716) 848-1253
          Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered (1)	Registered	Unit	Price	Registration Fee
Debt Securities of M&T Bank Corporation	(1)	(1)(2)	(1)(2)	N/A
Preferred Stock of M&T Bank Corporation	(1)	(1)(2)	(1)(2)	N/A
Depositary Shares of M&T Bank Corporation	(1)(3)	(1)(2)	(1)(2)	N/A
Common Stock of M&T Bank Corporation	(1)	(1)(2)	(1)(2)	N/A
Capital Securities of M&T Capital Trust V and M&T Capital Trust VI	(1)	(1)(2)	(1)(2)	N/A
M&T Bank Corporation Guarantees with respect to Capital Securities (4)	(1)	(1)(2)	(1)(2)	N/A
Warrants of M&T Bank Corporation (5)	(1)	(1)(2)	(1)(2)	N/A
Total	(1)(3)	100%	$3,690,000,000	(2)

(1)	The securities of each class may be offered and sold by the registrant and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. The selling securityholders may purchase the securities directly from the registrant, or from one or more underwriters, dealers or agents. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	An indeterminate aggregate number and amount of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices, as shall have an aggregate initial offering price not to exceed $3,690,000,000 exclusive of accrued dividends and interest, if any. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis, except for $181,138 of fees that have already been paid and may be offset pursuant to Rule 457(p) with respect to $3,000,000,000 aggregate initial offering price of securities that were previously registered pursuant to the registrant’s registration statement on Form S-3 (File No. 333-122147) initially filed with the Securities and Exchange Commission on January 19, 2005 and that were not sold thereunder. The registrant’s registration statement on Form S-3 (File No. 333-122147) is hereby withdrawn.

(3)	Such indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event the registrant elects to offer to the public whole or fractional interests in shares of preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such interests and such shares will be issued to the depositary under the deposit agreement.

(4)	No separate consideration will be received for Guarantees of the Capital Securities.

(5)	Warrants represent rights to purchase debt or equity securities registered hereunder.

EXPLANATORY NOTE
This registration statement on Form S-3 is being filed by M&T Bank Corporation pursuant to the SEC’s automatic shelf registration statement rules. It is being filed to replace and supersede M&T’s existing shelf registration statement on Form S-3 (No. 333-122147) that expires pursuant to SEC rule on December 1, 2008. Registration Statement No. 333-122147 is by this reference hereby withdrawn.

PROSPECTUS
M&T BANK CORPORATION
$3,690,000,000

Debt Securities Preferred Stock Depositary Shares Common Stock Guarantees Warrants of M&T BANK CORPORATION	Capital Securities of M&T CAPITAL TRUST V M&T CAPITAL TRUST VI (Fully and unconditionally guaranteed as described herein by M&T Bank Corporation)
          These securities may be offered and sold from time to time by us or by the capital trusts identified above, and also may be offered and sold by one or more selling securityholders to be identified in the future, in one or more offerings, up to a total dollar amount of $3,690,000,000 (or the equivalent in foreign currency or currency units). We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in these securities. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement and a pricing supplement, if any.
          M&T Bank Corporation’s common stock is traded on the New York Stock Exchange under the symbol “MTB.”
          These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor have these organizations determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
          These securities are not savings accounts, deposits or other obligations of any bank. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of this prospectus is November 26, 2008.

          Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “M&T”, “we”, “us”, “our” or similar references mean M&T Bank Corporation, and to “trusts” or “trust issuers” mean M&T Capital Trust V and M&T Capital Trust VI.
ABOUT THIS DOCUMENT
          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we and the trusts may offer and sell the securities identified in this prospectus. Each time we or the trusts offer and sell securities, we will provide a prospectus supplement that will contain information about the terms of the offering and the securities being offered and, if necessary, a pricing supplement that will contain the specific terms of your securities. The prospectus supplement and, if necessary, the pricing supplement, may also add, update or change information contained in this prospectus. Any information contained in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement. You should read carefully this prospectus and any prospectus supplement and pricing supplement, together with the additional information described below under “Where You Can Find More Information.”
WHERE YOU CAN FIND MORE INFORMATION
          We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. In addition, our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov. M&T also maintains a Web site (http://www.mandtbank.com) where information about M&T and its subsidiaries can be obtained. The information contained in the M&T Web site is not part of this prospectus.
          In this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
          We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (other than those portions that may be “furnished” and not filed with the SEC) until our offering is completed:
•	Annual Report on Form 10-K for the year ended December 31, 2007;

•	Quarterly Reports on Form 10-Q for the periods ended March 31, 2008, June 30, 2008 and September 30, 2008;

•	Current Reports on Form 8-K, filed on January 23, 2008, February 1, 2008, September 12, 2008; and

•	The description of M&T’s common stock and preferred stock contained in the Form 8-A filed on May 20, 1998.

          You may request a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:
M&T Bank Corporation
One M&T Plaza
Buffalo, New York 14203
(716) 842-5445
USE OF PROCEEDS
          We intend to use the net proceeds from the sale of any securities offered under this prospectus as set forth in the applicable prospectus supplement.
CONSOLIDATED EARNINGS RATIOS
          The table below provides M&T’s consolidated ratios of earnings to fixed charges for the periods shown. No consolidated ratios of earnings to combined fixed charges and preferred stock dividends is included because no preferred stock is currently outstanding or was outstanding during any period shown in the table below.

	For the Nine Months Ended September 30		For the Year Ended December 31
	2008	2007	2007	2006	2005	2004	2003
CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
Excluding interest on deposits	2.13	2.60	2.27	3.12	3.56	4.65	4.22
Including interest on deposits	1.57	1.69	1.56	1.81	2.16	2.83	2.56
VALIDITY OF SECURITIES
          The validity of the securities may be passed upon for us by Hodgson Russ LLP, or by counsel named in the applicable prospectus supplement, and for any underwriters or agents by counsel selected by such underwriters or agents. Unless the applicable prospectus supplement or, if necessary, the applicable pricing supplement, indicates otherwise, certain matters of Delaware law relating to the validity of the capital securities, the enforceability of the trust agreements and the creation of the trusts will be passed upon for us and the trusts by Richards, Layton & Finger, P.A., special Delaware counsel to us and the trusts.
EXPERTS
          The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of M&T Bank Corporation for the year ended December 31, 2007, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

M&T BANK CORPORATION
$3,690,000,000
DEBT SECURITIES
PREFERRED STOCK
DEPOSITARY SHARES
COMMON STOCK
GUARANTEES
WARRANTS
M&T CAPITAL TRUST V
M&T CAPITAL TRUST VI
CAPITAL SECURITIES

PROSPECTUS

November 26, 2008

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
          The following is an itemized statement of the estimated fees and expenses in connection with the offering of the securities registered hereunder.

Registration Statement filing fees		$(1)
FINRA filling fee	75,500
Blue Sky fees and expenses	10,000
Printing and engraving expenses	75,000
Trustee, registrar and transfer agent, depositary and warrant agent fees and expenses	50,000
Legal fees and expenses	250,000
Accounting fees and expenses	100,000
Rating agency fees	200,000
Miscellaneous	239,500
Total	$1,000,000

(1)	The registrant is registering securities under this registration statement as shall have an aggregate initial offering price not to exceed $3,690,000,000 exclusive of accrued dividends and interest, if any. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of any additional registration fee until the time the securities are sold under this registration statement pursuant to a prospectus supplement, except for $181,138 of fees that have already been paid and may be offset pursuant to Rule 457(p) with respect to $3,000,000,000 aggregate initial offering price of securities that were previously registered pursuant to the registrant’s registration statement on Form S-3 (File No. 333-122147) and that were not sold thereunder.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
          With certain limitations, Sections 721 through 726 of the New York Business Corporation Law permit a corporation to indemnify a director or officer made a party to an action (i) by a corporation or in its right in order to procure a judgment in its favor unless he shall have breached his duties, or (ii) other than an action by or in the right of the corporation in order to procure a judgment in its favor if such director or officer acted in good faith and in a manner he reasonably believed to be in or, in certain cases, not opposed to such corporation’s best interests, and additionally, in criminal actions, has no reasonable cause to believe his conduct was unlawful.
          The By-laws of M&T Bank Corporation (Article V) provide the following:
          SECTION 1. Right of Indemnification: Each director and officer of the Corporation, whether or not then in office, and any person whose testator or intestate was such a director or officer, shall be indemnified by the Corporation for the defense of, or in connection with, any threatened, pending or completed actions or proceedings and appeals therein, whether civil, criminal, governmental, administrative or investigative, in accordance with and to the fullest extent permitted by the Business Corporation Law of the State of New York or other applicable law, as such law now exists or may hereafter be amended; provided, however, that the Corporation shall provide indemnification in connection with an action or proceeding (or part thereof) initiated by such a director or officer only if such action or proceeding (or part thereof) was authorized by the board of directors.
          SECTION 2. Advancement of Expenses: Expenses incurred by a director or officer in connection with any action or proceeding as to which indemnification may be given under Section 1 of this Article V may be paid by the Corporation in advance of the final disposition of such action or proceeding upon (a) receipt of an undertaking by or on behalf of such director or officer to repay such advancement in the event that such director or officer is ultimately found not to be entitled to indemnification as authorized by this Article V and (b) approval by the board of directors acting by a quorum consisting of directors who are not parties to such action or proceeding or, if such a quorum is not obtainable, then approval by stockholders. To the extent permitted by law, the board of directors or, if applicable, the stockholders, shall not be required under this Section 2, to find that the director or officer has met the applicable standard of conduct provided by law for indemnification in connection with such action or proceeding.
          SECTION 3. Availability and Interpretation: To the extent permitted under applicable law, the rights of indemnification and to the advancement of expenses provided in this Article V (a) shall be available with respect to events occurring prior to the adoption of this Article V, (b) shall continue to exist after any recision or restrictive amendment of this Article V with respect to events occurring prior to such recision or amendment, (c) may be interpreted on the basis of applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding. or on the basis of applicable law in effect at the time such rights are claimed, and (d) are in the nature of contract rights which may be enforced in any court of competent jurisdiction as if the Corporation and the director or officer for whom such rights are sought were parties to a separate written agreement.
          SECTION 4. Other Rights: The rights of indemnification and to the advancement of expenses provided in this Article V shall not be deemed exclusive of any other rights to which any such director, officer or other person may now or hereafter be otherwise entitled whether contained in the certificate of incorporation, these Bylaws, a resolution of stockholders, a resolution of the board of directors, or an agreement providing such indemnification, the creation of such other rights being hereby expressly authorized. Without limiting the generality of the foregoing, the rights of indemnification and to the advancement of expenses provided in this Article V shall not be deemed exclusive of any rights, pursuant to statute or otherwise, of any such director, officer or other person in any such action or proceeding to have assessed or allowed in his or her favor, against the Corporation or otherwise, his or her costs and expenses incurred therein or in connection therewith or any part thereof.
          SECTION 5. Severability: If this Article V or any part hereof shall be held unenforceable in any respect by a court of competent jurisdiction, it shall be deemed modified to the minimum extent necessary to make it enforceable, and the remainder of this Article V shall remain fully enforceable.
          As permitted by Section 402(b) of the New York Business Corporation Law, Article SEVENTH of M&T Bank Corporation’s Restated Certificate of Incorporation provides as follows:
          SEVENTH: As to any act or omission occurring after the adoption of this provision, a director of the Corporation shall, to the maximum extent permitted by the laws of the State of New York, have no personal liability to the Corporation or any of its stockholders for damages for any breach of duty as a director, provided that this Article SEVENTH shall not eliminate or reduce the liability of a director in any case where such elimination or reduction is not permitted by law.
ITEM 16. EXHIBITS.
               The exhibits filed (unless otherwise noted) as a part of this registration statement are set forth in the accompanying Exhibit Index.
ITEM 17. UNDERTAKINGS.
          Each of the undersigned registrants hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.
          (6) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 of the registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
          (8) To file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and the registrant regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Buffalo, New York on November 26, 2008.

M&T BANK CORPORATION
By:	*
Robert G. Wilmers, Chairman of the Board and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons and in the capacities indicated on November 26, 2008

Signature	Title
*

Robert G. Wilmers	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

*

René F. Jones	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

*

Michael R. Spychala	Senior Vice President and Controller (Principal Accounting Officer)

*
Director
Brent D. Baird

*

Robert J. Bennett	Director

*

C. Angela Bontempo	Director

Robert T. Brady	Director

Signature	Title

Michael D. Buckley	Director
*

T. Jefferson Cunningham III	Director

*

Mark J. Czarnecki	Director

*

Colm E. Doherty	Director

*

Richard E. Garman	Director

*

Daniel R. Hawbaker	Director

*

Patrick W. E. Hodgson	Director

*

Richard C. King	Director

*

Reginald B. Newman, II	Director

*

Jorge G. Pereira	Director

*

Michael P. Pinto	Director

*

Robert E. Sadler, Jr.	Director

Signature	Title

*

Eugene J. Sheehy	Director

*

Stephen G. Sheetz	Director

*

Herbert L. Washington	Director

*By: /s/ René F. Jones
René F. Jones
(Attorney-in-Fact)
Pursuant to Power of Attorney filed herewith
     Pursuant to the requirements of the Securities Act of 1933, M&T Capital Trust V certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on the 26th day of November, 2008.

M&T CAPITAL TRUST V

By: M&T Bank Corporation as Depositor

By:	/s/ René F. Jones

Name:	René F. Jones
Title:	Executive Vice President and Chief Financial Officer
     Pursuant to the requirements of the Securities Act of 1933, M&T Capital Trust VI certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on the 26th day of November, 2008.

M&T CAPITAL TRUST VI

By: M&T Bank Corporation as Depositor

By:	/s/ René F. Jones

Name:	René F. Jones
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	EXHIBIT

(1)(a)	Form of Underwriting Agreement for Common Stock, Preferred Stock, Depositary Shares and Warrants, incorporated by reference to Exhibit 1(a) to Registration Statement on Form S-3 (No. 333-122147), filed with the SEC on January 19, 2005.

(1)(b)	Form of Underwriting Agreement for Debt Securities, incorporated by reference to Exhibit 1(b) to Registration Statement on Form S-3 (No. 333-122147), filed with the SEC on January 19, 2005.

(1)(c)	Form of Underwriting Agreement for Capital Securities, incorporated by reference to Exhibit 1(c) to Registration Statement on Form S-3 (No. 333-122147), filed with the SEC on January 19, 2005.

(3)(a)	Restated Certificate of Incorporation of M&T Bank Corporation dated May 29, 1998, incorporated by reference to Exhibit 3.1 to M&T’s Quarterly Report on Form 10-Q for the period ended June 30, 1998, filed with the SEC on August 13, 1998.

(3)(b)	Certificate of Amendment of the Certificate of Incorporation of M&T Bank Corporation dated October 2, 2000, incorporated by reference to Exhibit 3.2 to M&T’s Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC on March 9, 2001.

(3)(c)	Certificate of Amendment of the Certificate of Incorporation of M&T Bank Corporation dated March 4, 2003, effective as of March 25, 2003, incorporated by reference to Exhibit 3.3 to M&T s Quarterly Report on Form 10-Q for the period ended March 31, 2003, filed with the SEC on May 15, 2003.

(3)(d)	Certificate of Amendment of the Certificate of Incorporation of M&T Bank Corporation dated March 28, 2003, effective as of April 1, 2003, incorporated by reference to Exhibit 3.4 to M&T’s Quarterly Report on Form 10-Q for the period ended March 31, 2003, filed with the SEC on May 15, 2003.

(3)(e)	Amended and Restated Bylaws of M&T Bank Corporation, effective February 20, 2007, incorporated by reference to Exhibit 3.5 to M&T’s Current Report on Form 8-K dated February 20, 2007, filed with the SEC on February 22, 2007.

(4)(a)	Form of Deposit Agreement (including Form of Depositary Receipt) , incorporated by reference to Exhibit 4(a) to Registration Statement on Form S-3 (No. 333-122147), filed with the SEC on January 19, 2005.

(4)(b)	Form of Senior Indenture, incorporated by reference to Exhibit 4(b) to Registration Statement on Form S-3 (No. 333-122147), filed with the SEC on January 19, 2005.

(4)(c)	Form of Senior Debt Security, incorporated by reference to Exhibit 4(c) to Registration Statement on Form S-3 (No. 333-122147), filed with the SEC on January 19, 2005.

(4)(d)	Indenture, dated as of May 24, 2007, by and between M&T Bank Corporation and The Bank of New York (as Trustee), incorporated by reference to Exhibit 4.2 to M&T’s Current Report on Form 8-K dated May 24, 2007, filed with the SEC on May 29, 2007.

(4)(e)	First Supplemental Indenture, dated as of May 24, 2007, by and between M&T Bank Corporation and The Bank of New York (as Trustee). Incorporated by reference to Exhibit 4.1 to M&T’s Current Report on Form 8-K dated May 24, 2007, filed with the SEC on May 29, 2007.

(4)(f)	Form of Subordinated Indenture, incorporated by reference to Exhibit 4(d) to Registration Statement on Form S-3 (No. 333-122147), filed with the SEC on January 19, 2005.

(4)(g)	Form of Subordinated Debt Security , incorporated by reference to Exhibit 4(e) to Registration Statement on Form S-3 (No. 333-122147), filed with the SEC on January 19, 2005.

(4)(h)	Form of Warrant Agreement (including Form of Warrant Certificate) , incorporated by reference to Exhibit 4(f) to Registration Statement on Form S-3 (No. 333-122147), filed with the SEC on January 19, 2005.

(4)(i)	Form of Junior Subordinated Security, incorporated by reference to Exhibit 4(g) to M&T’s Registration Statement on Form S-3 (No. 333-122147), filed with the SEC on January 19, 2005.

(4)(j)	Junior Subordinated Indenture, dated as of January 31, 2008, between M&T Bank Corporation and The Bank of New York (as Trustee), incorporated by reference to Exhibit 4.1 to M&T’s Current Report on Form 8-K, dated January 31, 2008, filed with the SEC on February 1, 2008.

4(k)	First Supplemental Indenture, dated as of January 31, 2008, between M&T Bank Corporation and The Bank of New York (as Trustee), incorporated by reference to Exhibit 4.2 to M&T’s Current Report on Form 8-K, dated January 31, 2008, filed with the SEC on February 1, 2008.

EXHIBIT NO.	EXHIBIT

(4)(l)	Certificate of Trust of M&T Capital Trust V, incorporated by reference to Exhibit 4(j) to Registration Statement on Form S-3 (No. 333-122147), filed with the SEC on January 19, 2005.

(4)(m)	Trust Agreement of M&T Capital Trust V, incorporated by reference to Exhibit 4(k) to Registration Statement on Form S-3 (No. 333-122147), filed with the SEC on January 19, 2005.

(4)(n)	Certificate of Trust of M&T Capital Trust VI, incorporated by reference to Exhibit 4(l) to Registration Statement on Form S-3 (No. 333-122147), filed with the SEC on January 19, 2005.

(4)(o)	Trust Agreement of M&T Capital Trust VI, incorporated by reference to Exhibit 4(m) to Registration Statement on Form S-3 (No. 333-122147), filed with the SEC on January 19, 2005.

(4)(p)	Form of Amended and Restated Trust Agreement for M&T Capital Trust V and M&T Capital Trust VI, incorporated by reference to Exhibit 4(n) to Registration Statement on Form S-3 (No. 333-122147), filed with the SEC on January 19, 2005.

(4)(q)	Form of Capital Security Certificate for M&T Capital Trust V and M&T Capital Trust VI, incorporated by reference to Exhibit 4(o) to Registration Statement on Form S-3 (No. 333-122147), filed with the SEC on January 19, 2005.

(4)(r)	Form of Guarantee Agreement for each of M&T Capital Trust V and M&T Capital Trust VI, incorporated by reference to Exhibit 4(p) to Registration Statement on Form S-3 (No. 333-122147), filed with the SEC on January 19, 2005.

(4)(s)	Registration Rights Agreement, dated April 1, 2003, between M&T Bank Corporation and Allied Irish Banks, p.l.c., incorporated by reference to Exhibit 4.23 to M&T’s Quarterly Report on Form 10-Q for the period ended March 31, 2003, filed with the SEC on May 15, 2003.

(4)(t)	Agreement and Plan of Reorganization, dated September 26, 2002, among Allied Irish Banks, p.l.c., Allfirst Financial Inc. and M&T Bank Corporation, incorporated by reference to Exhibit No. 2 to M&T’s Current Report on Form 8-K, dated September 26, 2002, filed on October 3, 2002.

(5)(a)	Opinion of counsel as to the validity of the securities.**

(5)(b)	Opinion of counsel as to the validity of the capital securities, the enforceability of the trust agreements and the formation of the M&T Capital Securities Trust V and M&T Capital Securities Trust VI.**

(12)(a)	Computations of Consolidated Ratios of Earnings to Fixed Charges.**

(23)(a)	Consent of PricewaterhouseCoopers LLP.**

(23)(b)	Consent of counsel (Included in Exhibit(5)(a)).

(23)(c)	Consent of counsel (Included in Exhibit(5)(b)).

(24)	Power of Attorney.**

(25)(a)	Form T-1 Statement of Eligibility to act as trustee under the Senior Indenture.*

(25)(b)	Form T-1 Statement of Eligibility to act as trustee under the Subordinated Indenture.*

(25)(c)	Form T-1 Statement of Eligibility of the Bank of New York to act as trustee under the Indenture dated as of May 24, 2007.**

(25)(d)	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Junior Subordinated Indenture dated as of January 31, 2008.**

(25)(e)	Form T-1 Statement of Eligibility to act as trustee under the Amended and Restated Trust Agreement of M&T Capital Trust V and M&T Capital Trust VI.*

(25)(f)	Form T-1 Statement of Eligibility under the Guarantee for the benefit of the holders of Capital Securities of M&T Capital Securities Trust V and M&T Capital Securities Trust VI.*

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**	Filed herewith.